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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                (Name of Registrant as Specified in Its Charter)

                    Information Resource Engineering, Inc.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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              [INFORMATION RESOURCE ENGINEERING, INC. LETTERHEAD]

                 IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS



Dear Fellow Stockholders:

     The 1998 Annual Meeting of Information Resource Engineering, Inc. (the "Company" or "IRE") to be held on July 10, 1998 is less than ten days away. If you have not already done so, we urge you to send in your WHITE proxy card as soon as possible.

     You likely have been recently barraged with proxy materials from Steven N. Bronson, a sole dissident stockholder. Mr. Bronson's proxy materials are replete with unfounded allegations and misinformed criticisms of the Company and its management. Beyond that, he tells you that he has no specific business plan for the Company, but asks you to trust him and hand over control of the Company to his hand-picked nominees.

        WE ASK THAT YOU DO NOT SIGN OR RETURN ANY DISSIDENT PROXIES.

     Let's look through the smokescreen that Mr. Bronson has created and examine a few FACTS:

- Mr. Bronson complains that IRE's management members have not bought any shares of common stock this year and sold a few shares last year. The FACT is that, as a demonstration of their staunch commitment to the future of the Company, IRE's present management and Board and their families own over 1.25 million shares, approximately 23% of the outstanding stock. The overwhelming majority of these shares have been owned for several years. On the other hand, Mr. Bronson owns less than 3% of the outstanding stock and he purchased the substantial majority of his stock during 1998, at an average per share price of approximately $7.00.

- Mr. Bronson criticizes the Company for the loss of MCI business. The FACT is that MCI is still an important business partner of IRE and IRE has more than made up for the loss of anticipated MCI revenue from many new customers. In fact, the Company's revenues have increased over 600% during the past four years.

- Mr. Bronson alleges that the current Board members are fighting this proxy contest because they want to keep their jobs. The FACT is that a majority of the Company's nominees are not employees of the Company. The current Board has formulated and helped to execute the Company's strategy of revenue growth and product and services expansion - - a strategy designed to maximize long-term stockholder value.

- Mr. Bronson attempts to dazzle you with vague and empty generalizations about what he and his hand-picked nominees will do if they gain control of the Company, such as conducting "comprehensive reviews" and determining which matters "merit immediate attention". The FACT is, by his own admission, Mr. Bronson has no specific business plan for the Company, other than to appoint as its CEO a man who has extensive experience in restructurings and bankruptcies. Moreover, unlike your present qualified and knowledgeable Board and management, Bronson and his nominees clearly lack experience or expertise in a business such as the Company's.
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-    Mr. Bronson states that IRE's current Board is a "do-nothing" board and that its management lacks focus. The FACT is that, under the current Board's stewardship, IRE has established itself as a market leader in the high-growth Virtual Private Network ("VPN") product market. In the past two years, IRE has launched several new products and services, forged significant strategic relationships and strengthened its management team by adding a new chief financial officer, a chief technology officer and two senior sales officers. IRE's newly-formed OEM business unit has recently introduced its first products. Lucent Technologies has acquired a license for one of these products and IRE expects several other leading companies to acquire these products. In the last few days, ICSA, the worldwide security assurance company, certified that IRE's SafeNet/Soft-PK(TM) is a compliant VPN solution. Yesterday, the Financial Services Technology Consortium announced that IRE is providing the smartcard and encryption technology used for electronic checking over the Internet.

         TIME IS SHORT.  THE FUTURE OF YOUR COMPANY IS AT STAKE.  DO NOT
               BE FOOLED BY MR. BRONSON.  LISTEN TO THE FACTS AND
                            VOTE THE WHITE PROXY CARD.

     TO VOTE FOR THE COMPANY'S NOMINEES BY PROXY, YOU MUST SIGN, DATE AND SUBMIT THE WHITE PROXY CARD FURNISHED TO YOU HEREWITH AND MUST NOT SUBMIT THE BLUE PROXY CARD SUBMITTED BY MR. BRONSON. PLEASE SEND YOUR WHITE PROXY CARD AS SOON AS POSSIBLE BY TELEFAX TO, OUR PROXY SOLICITOR, MORROW & CO., INC. AT
(212) 754-8300. IF YOU CANNOT SEND YOUR PROXY CARD BY TELEFAX, PLEASE CONTACT MORROW AT (800) 662-5200 FOR ALTERNATE ARRANGEMENTS.


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                                   Important

1. Regardless of how many shares you own, YOUR VOTE IS VERY IMPORTANT. Please sign, date and telefax the enclosed WHITE proxy card. PLEASE VOTE EACH WHITE PROXY CARD you receive since each account in which you own shares must be voted separately. Only your latest dated proxy card counts.

2.   We urge you NOT TO RETURN ANY BLUE PROXY CARD sent to you by Mr. Bronson.

IF YOU HAVE ANY QUESTIONS on how to vote your shares, please contact IRE at
(410) 931-7500, or call MORROW & CO., INC. at (800) 662-5200.


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     July 1, 1998
     Baltimore, Maryland
                                         The Board of Directors of Information
                                          Resource Engineering, Inc.

                                          /s/ ANTHONTY A. CAPUTO
                                          Anthony A. Caputo
                                          President and CEO